UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of report (Date of earliest event reported): October 7, 2009

The Meridian Resource Corporation
(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10671 (Commission File Number)	76-0319553 (IRS Employer Identification No.)

1401 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of Principal Executive Offices) (Zip Code)

281-597-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The Meridian Resource Corporation, a Texas corporation (the “Company”, “us”, “we” or “our”), and certain of its subsidiaries entered into the First Amendment to Forbearance and Amendment Agreement, dated September 30, 2009 (“First Forbearance Amendment”), and the Second Amendment to Forbearance and Amendment Agreement, dated October 2, 2009 (“Second Forbearance Amendment”), each of which amend the Forbearance and Amendment Agreement (the “Fortis Forbearance Agreement”) with Fortis Capital Corp., as administrative agent (“Fortis”), and the other lenders (collectively with Fortis, the “Lenders”) and agents party to the Company’s Amended and Restated Credit Agreement, dated as of December 23, 2004, as amended by the First Amendment to Credit Agreement dated as of February 25, 2008, and further amended by the Second Amendment to Credit Agreement dated as of December 19, 2008.

The First Forbearance Amendment extended from September 30, 2009 to October 2, 2009, and the Second Forbearance Amendment further extended to October 7, 2009, the date by which the Fortis Forbearance Agreement will terminate if, by such date, we have not entered into a Transaction Agreement (as defined below).  Our Lenders have agreed to further extend such date of termination to October 14, 2009.

The Fortis Forbearance Agreement will terminate if, by such date, we have not entered into (a) a merger agreement pursuant to which we will merge with or into or be acquired by or transfer all or substantially all of our assets to another person; (b) a capital infusion agreement pursuant to which one or more persons will contribute subordinated debt or equity capital to us in an amount sufficient to enable us to pay to the Lenders an amount equal to 100% of our borrowing base deficiency; or (c) a purchase and sale agreement pursuant to which we agree to sell one or more oil and gas properties for net proceeds sufficient to enable us to pay to the Lenders an amount equal to 100% of our borrowing base deficiency, plus any incremental borrowing base deficiency resulting from such sales (each such agreement, a “Transaction Agreement”).

As previously reported in our Current Report on Form 8-K, dated September 3, 2009, concurrently with the execution of the Fortis Forbearance Agreement, we entered into (a) a Forbearance Agreement with Fortis Capital Corp. and Fortis Energy Marketing & Trading GP (the “Hedge Forbearance Agreement”), (b) a Forbearance and Amendment Agreement with The CIT Group/Equipment Financing, Inc. (the “CIT Forbearance Agreement”) and (c) a Forbearance and Amendment Agreement with Orion Drilling Company, LLC (the “Orion Forbearance Agreement”).  The termination of the forbearance period under the Fortis Forbearance Agreement will also result in the termination of the forbearance periods under each of the Hedge Forbearance Agreement, the CIT Forbearance Agreement and the Orion Forbearance Agreement.

It is unlikely that, on or before the October 14, 2009 expiration of the forbearance periods, we will be able to enter into a Transaction Agreement or that we will otherwise be able to satisfy our obligations under the agreements to which the forbearance agreements relate, nor can we give any assurance that our Lenders will grant us any further extensions under the Fortis Forbearance Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Meridian Resource Corporation
(Registrant)

By:   /s/  Lloyd V. DeLano
Lloyd V. DeLano
Senior Vice President
and Chief Accounting Officer

Date:  October 9, 2009